Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Fiscal Year 2010 Results
Net Income from Continuing Operations Attributable to MEAS of $6.1 million on Net Sales of $209.6 million

Hampton, VA, June 9, 2010 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces results for the fiscal year ended March 31, 2010.

The Company reported an increase in consolidated net sales of $5.7 million or 3% to $209.6 million for the year ended March 31, 2010, as compared to the corresponding period last year.  The overall increase in sales is largely attributable to the Atexis and FGP acquisitions, and improvements in sales to our largest customer, Sensata.  For the year ended March 31, 2010, the Company reported net income from continuing operations attributable to MEAS of $6.1 million, or $0.41 per diluted share, as compared to $5.3 million or $0.36 per diluted share for the same period last year.  The increase in net income primarily reflects a decrease in income tax expense due to the valuation allowance recorded last year for certain deferred tax assets, which reduced our net income by $2.9 million or approximately $0.20 per diluted share, as well as  the impact of various cost control measures implemented to address the global recession.

For the quarter ended March 31, 2010, the Company reported an increase in consolidated net sales of $18.3 million or 43% to $61.0 million, as compared to the same period last year.  For the three months ended March 31, 2010, the Company reported net income from continuing operations attributable to MEAS of $4.2 million or $0.28 per diluted share, as compared to the prior year net loss from continuing operations attributable to MEAS of $3.2 million or $0.22 per diluted share.

Frank Guidone, Company CEO commented, “We had a very strong finish to fiscal 2010.  Our fourth quarter sales were basically back to pre-recession levels, while stronger fourth quarter bookings – a record high for the Company at $66 million – resulted in a book to bill of 1.1.  We believe the majority of the improvement in our sales and bookings is due to improvements in the economy, successful new product introductions, and increased market penetration.”

Guidone continued “Despite one of the worst global recessions in decades, we remained profitable for the year with adjusted EBITDA of $27.5 million, and as a result of efficient balance sheet management, we generated $24.6 million in free cash flow.  We delivered $9.8 million in adjusted EBITDA in Q4 – consistent with pre-recession earnings – which includes the impact of the fourth quarter discretionary bonus accrual of $1.7 million, which was in part, rewarding employees for sacrifices made over the prior year.  As a result of the steady improvement in bookings and backlog we have good momentum as we move into fiscal 2011.”

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Bookings are orders the Company has accepted from customers and are supported by purchase orders.  Billings are orders the Company has invoiced to the customer for which sales revenue is recognized.  The book to bill ratio is the ratio of bookings to billings.  Adjusted EBITDA and free cash flow are non-GAAP financial measures.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On June 9, 2010, the Company filed its Form 10-K for the fiscal year ended March 31, 2010.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, June 10, 2010 at 11:00 AM Eastern to answer questions regarding the fiscal year results reported in our Form 10-K for year ended March 31, 2010.  US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 350741, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Competitive factors, such as price pressures and the potential emergence of rival technologies; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Fluctuations in foreign currency exchange and interest rates; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with export control laws and regulations; Compliance with debt covenants, including events beyond our control; Adverse developments in the automotive industry and other markets served by us; compliance with export control laws and regulations; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2010		Fiscal Year Ended
	(Unaudited)		March 31, 2010
(Amounts in thousands, except per share amounts)	2010	2009	2010	2009
Net sales	$61,027	$42,758	$209,610	$203,943
Cost of goods sold	35,769	26,346	128,241	118,333
Gross profit	25,258	16,412	81,369	85,610
Selling, general, and administrative expenses	19,633	17,144	71,146	72,108
Operating income (loss)	5,625	(732)	10,223	13,502
Interest expense, net	807	905	3,899	3,081
Foreign currency exchange loss (gain)	50	96	(987)	771
Other expense (income)	14	(81)	93	(253)
Income (loss) from continuing operations, before income taxes	4,754	(1,652)	7,218	9,903
Income tax expense from continuing operations	453	1,406	733	4,236
Income (loss) from continuing operations, net of income taxes	4,301	(3,058)	6,485	5,667
Loss from discontinued operations, net of income taxes	-	-	(142)	-
Net income (loss)	4,301	(3,058)	6,343	5,667
Less: Net income attributable to noncontrolling interest	99	112	427	388
Net income (loss) attributable to Measurement Specialties, Inc. ("MEAS")	$4,202	$(3,170)	$5,916	$5,279

Amounts attributable to MEAS common shareholders:
Income (loss) from continuing operations, net of income taxes	$4,202	$(3,170)	$6,058	$5,279
Loss from discontinued operations attributable to MEAS	-	-	(142)	-
Net income (loss)	$4,202	$(3,170)	$5,916	$5,279

Earnings per common share - Basic:
Income (loss) from continuing operations, net of income taxes	$0.29	$(0.22)	$0.42	$0.36
Loss from discontinued operations attributable to MEAS	-	-	(0.01)	-
Net income (loss) - Basic	$0.29	$(0.22)	$0.41	$0.36

Earnings per common share - Diluted:
Income (loss) from continuing operations, net of income taxes	$0.28	$(0.22)	$0.41	$0.36
Loss from discontinued operations attributable to MEAS	-	-	(0.01)	-
Net income (loss) - Diluted	$0.28	$(0.22)	$0.40	$0.36

Weighted average shares outstanding - Basic	14,504	14,465	14,498	14,465
Weighted average shares outstanding - Diluted	14,964	14,465	14,686	14,575

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands)	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$24,293	$23,483
Accounts receivable trade, net of allowance for doubtful accounts of $464 and $898, respectively	31,224	28,830
Inventories, net	41,483	45,384
Deferred income taxes, net	1,720	2,091
Prepaid expenses and other current assets	3,149	3,968
Other receivables	757	458
Due from joint venture partner	918	1,824
Promissory note receivable	-	283
Income taxes receivable	997	-
Total current assets	104,541	106,321

Property, plant and equipment, net	44,795	46,875
Goodwill	99,235	99,176
Acquired intangible assets, net	23,613	27,478
Deferred income taxes, net	6,607	7,440
Other assets	1,184	1,319
Total assets	$279,975	$288,609

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands, except share amounts)	2010	2009

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5,000	$-
Current portion of promissory notes payable	2,349	2,176
Current portion of long-term debt	2,295	2,356
Current portion of capital lease obligations	193	797
Accounts payable	18,144	15,381
Accrued expenses	4,719	3,041
Accrued compensation	8,075	5,656
Income taxes payable	-	1,838
Deferred income taxes, net	182	24
Other current liabilities	3,197	3,394
Total current liabilities	44,154	34,663

Revolver	53,547	71,407
Promissory notes payable, net of current portion	2,349	4,352
Long-term debt, net of current portion	6,488	12,769
Capital lease obligations, net of current portion	63	250
Deferred income taxes, net	2,969	4,455
Other liabilities	1,292	1,085
Total liabilities	110,862	128,981

Equity:
Measurement Specialties, Inc. ("MEAS") shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,534,431and 14,483,622 shares issued and outstanding, respectively	-	-
Additional paid-in capital	85,338	81,948
Retained earnings	73,134	67,218
Accumulated other comprehensive income	8,524	8,110
Equity attributable to MEAS	166,996	157,276
Noncontrolling interest	2,117	2,352
Total equity	169,113	159,628
Total liabilities and shareholders' equity	$279,975	$288,609

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
(Amounts in thousands)	2010	2009	2008
Cash flows from operating activities:
Net income	$6,343	$5,667	$16,806
Loss from discontinued operations	142	-	-
Income from continuing operations	6,485	5,667	16,806

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization	14,072	13,210	9,905
Loss on sale of assets	63	94	94
Non-cash equity based compensation	3,218	2,942	3,397
Unrealized foreign currency exchange loss (gain)	-	90	(1,088)
Deferred income taxes	(1,944)	768	3,307
Research tax credits	1,677	974	714
Net change in operating assets and liabilities:
Accounts receivable, trade	(2,237)	13,217	(1,165)
Inventories	4,307	(2,516)	3,670
Prepaid expenses, other current assets and other receivables	674	654	(516)
Other assets	909	354	(579)
Accounts payable	1,304	(10,481)	3,950
Accrued expenses, accrued compensation, other current and other liabilities	4,293	(4,487)	(1,837)
Accrued litigation settlement expenses	-	-	(1,275)
Income taxes payable and income taxes receivable	(3,039)	1,546	(2,148)
Net cash provided by operating activities from continuing operations	29,782	22,032	33,235
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(5,217)	(14,001)	(12,818)
Proceeds from sale of assets	67	59	40
Acquisition of business, net of cash acquired	(100)	(12,667)	(23,386)
Net cash used in investing activities from continuing operations	(5,250)	(26,609)	(36,164)
Cash flows from financing activities from continuing operations:
Repayments of long-term debt	(6,382)	(3,017)	(2,675)
Borrowings of short-term debt, revolver and notes payable	5,000	17,196	46,457
Repayments of revolver, capital leases and notes payable	(21,074)	(6,952)	(30,802)
Payment of deferred financing costs	(832)	-	(1,973)
Tax benefit on exercise of stock options	-	10	260
Noncontrolling interest distributions	(815)	-	(243)
Proceeds from exercise of options and employee stock purchase plan	172	276	1,664
Net cash provided by (used in) financing activities from continuing operations	(23,931)	7,513	12,688

Net cash provided by investing activities of discontinued operations	141	540	2,507
Net cash provided by discontinued operations	141	540	2,507

Net change in cash and cash equivalents	742	3,476	12,266
Effect of exchange rate changes on cash	68	(1,558)	1,590
Cash, beginning of year	23,483	21,565	7,709
Cash, end of period	$24,293	$23,483	$21,565

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2010	2009	2010	2009

(In thousands, except percentages)

Income from continuing operations, net of income taxes	$4,301	$(3,058)	$6,485	$5,667
Less: Net income attributable to noncontrolling interest	99	112	427	388
Income from continuing operations attributable to MEAS	4,202	(3,170)	6,058	5,279

Add Back:
Interest	807	905	3,899	3,081
Provision for income taxes	453	1,406	733	4,236
Depreciation and amortization	3,237	3,623	14,072	13,210
Foreign currency exchange loss (gain)	50	96	(987)	771
Non-cash equity based compensation	943	691	3,218	2,942
ITAR legal fees	76	-	534	-
Adjusted EBITDA	$9,768	$3,551	$27,527	$29,519
As % of Net Sales	16.0%	8.3%	13.1%	14.5%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$7,897	$4,398	$29,782	$22,032
Purchases of property and equipment	(1,534)	(2,667)	(5,217)	(14,001)
Free Cash Flow	$6,363	$1,731	$24,565	$8,031

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, stock option expense and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.” Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, stock option expense and certain legal expenses to the Company’s net income from continuing operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com